1330 Avenue of the Americas
New York, NY 10019
Contact:
Leigh Parrish/Stephanie Rich
FD
(212)850-5600

NexCen Brands Reports Selected
First Quarter 2009 and Full Year
2008 Financial Results

Operating Income of $1.8 Million in First Quarter 2009
Vs. Operating Loss of $2.6 Million in First Quarter 2008

First Quarter 2009 Revenues Increased 17%, Operating Expenses
Reduced 21%, with Ending Cash Balance of $8.3 Million

Cash Generated From Operations of $0.4 Million in First Quarter 2009
Vs. Cash Used in Operations of $4.4 Million in First Quarter 2008

2008 Net Loss Increased Significantly from 2007

NEW YORK – September 22, 2009 – NexCen Brands, Inc. (PINK SHEETS: NEXC.PK) today reported selected unaudited financial results for the first quarter ended March 31, 2009 and the full year ended December 31, 2008.  The Company has substantially completed the preparation of its financial statements for 2008 and the first quarter of 2009 and is in the process of finalizing its accounting for certain income tax matters in order to be able to file its Quarterly Report on Form 10-Q for the first quarter of 2009 and Annual Report on Form 10-K for 2008 with the Securities and Exchange Commission.

Kenneth J. Hall, Chief Executive Officer of NexCen Brands, Inc., stated, “While we are resolving certain open income tax items, we are pleased to report that the Company generated operating income in the first quarter of 2009 versus an operating loss in the first quarter of 2008.  We increased revenues, reduced operating expenses and reduced our debt in the first quarter of 2009 versus the first quarter of 2008.  Importantly, we also generated positive cash flow from operations in the first quarter of 2009 in contrast to the negative cash flow from operations in the 2008 comparable period, representing a quarter-over-quarter improvement of almost $5 million.  In 2008, we experienced significant challenges within our business, which resulted in a number of special charges and expenses that materially impacted our results.  However, we directed substantial effort toward executing a revised strategic plan, including improving the Company’s financial condition and corporate infrastructure, and we believe that we have made meaningful progress toward these goals.”

Selected First Quarter 2009 Financial Results

Total revenues for the first quarter of 2009 increased 17% to $11.9 million, compared to $10.2 million in the first quarter of 2008. The increase in revenues is the result of full quarter revenues for Great American Cookies acquired on January 29, 2008.

Total operating expenses in the first quarter of 2009 decreased 21% to $10.1 million, compared to $12.8 million in the same period of 2008.  Operating income was $1.8 million in first quarter 2009, compared to an operating loss of $2.6 million in the first quarter of 2008.

The loss from continuing operations before income taxes in the first quarter of 2009 was $0.6 million, an improvement of $4.5 million, or 88%, from a loss of $5.1 million in the first quarter of 2008. Operating results exclude businesses that were discontinued during 2008.  Loss from discontinued operations was $0.1 million in the first quarter of 2009.  Income taxes are expected to increase net loss by as much as $0.2 million in the first quarter of 2009, for a total net loss of approximately $0.9 million to $1.1 million.

As of March 31, 2009, the Company had total cash of $8.3 million, compared to total cash of $20.7 million at March 31, 2008 and total cash of $8.3 million at December 31, 2008.

At March 31, 2009, the Company’s outstanding debt balance was $142.5 million,  compared to $178.7 million at March 31, 2008.  The Company reduced its outstanding debt by $37.9 million during the fourth quarter of 2008 using net proceeds from the sale of its consumer branded products business (Bill Blass and Waverly).  The Company further reduced its outstanding debt by $5.0 million in August 2009 using a portion of the net proceeds from the grant of long-term, exclusive licenses for the TAF (The Athlete’s Foot) brand in Australia and New Zealand.

The Company’s overall effective interest rate and interest expense related to its outstanding debt for the first quarter of 2009 declined from the fourth quarter of 2008 due to repayments of principal, modification of interest rates and declines in LIBOR rates. The Company’s average effective interest rate for its credit facility was 6.9%  in the first quarter of 2009, compared to 8.6% in the fourth quarter of 2008.  The Company’s interest expense was $2.8 in the first quarter of 2009, compared to $3.1 million in the fourth quarter of 2008.

Selected Full Year 2008 Financial Results

Total revenues for fiscal year 2008 was $47.0 million, which represent full year operations of NexCen’s portfolio of franchised brands, except Great American Cookies which the Company owned for approximately 11 months.

The Company’s net loss in fiscal year 2008 was approximately $255 million, compared to $4.9 million in fiscal year 2007.  The increase in net loss primarily reflects certain significant special items that were specific to the events and circumstances of 2008, including total impairment charges of approximately $242 million with respect to the Company’s intangible assets, professional fees of $3.9 million related to special investigations and restructuring charges of $1.1 million.

The Company also concluded that there was substantial doubt about its ability to continue as a going concern as of December 31, 2008, although its audited Consolidated Financial Statements included in the Form 10-K for 2008 will be prepared assuming that NexCen will continue as a going concern, consistent with U.S. generally accepted accounting principles.

Mr. Hall concluded, “The events of 2008 materially and negatively impacted our financial results and our ability to provide financial statements and reports on a timely basis.  However, we are hopeful that we have completed the lion’s share of our efforts to reposition our Company for compliance, stability and future growth.”

Conference Call To Be Held

Upon the resolution of its income tax accounting items, the Company expects to expeditiously file its Form 10-K for 2008 and Form 10-Q for the quarter ending March 31, 2009.  The Company then will hold a conference call to review its results for those periods.  The Company will provide further information regarding such conference call as soon as practicable.

About NexCen Brands, Inc.

NexCen Brands, Inc. is a strategic brand management company with a focus on franchising. It owns a portfolio of franchise brands that includes two retail franchise concepts: TAF™ and Shoebox New York®, as well as five quick service restaurant (QSR) franchise concepts: Great American Cookies®, MaggieMoo's®, Marble Slab Creamery®, Pretzelmaker® and Pretzel Time®. The brands are managed by NexCen Franchise Management, Inc., a subsidiary of NexCen Brands.

Forward-Looking Statement Disclosure
This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include those regarding the expected timing for filing additional SEC reports, expectations for the future performance of the Company’s brands and expectations regarding the impact of recent developments on our business.  When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements.  Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties.  They are not guarantees of future performance or results.  The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.  Factors that could cause or contribute to such differences include: (1) the financial results presented herein are only an unaudited portion of our consolidated financial statements and is not a complete audited presentation; (2) the Company’s efforts to focus on the franchise business as its core business may not be successful and may not improve the performance of the Company; (3) economic conditions may deteriorate in international and domestic markets, which could negatively impact the Company’s business and financial performance, (4) the Company’s inability to file its financial reports within the prescribed timeframes and its failure to hold an annual meeting of stockholders for the fiscal year ended December 31, 2007 may subject the Company to governmental investigations or third-party claims, (5) continued delays in compliance with the Securities and Exchange Commission’s filing requirements may negatively impact the Company, (6) increases in LIBOR, which affects the interest rate on approximately 62% of the debt outstanding under the Company’s current bank credit facility, will increase interest expenses, (7) the substantial debt service obligations and extensive covenants in the Company’s current bank credit facility may restrict its ability to respond to changing market conditions, and (8) other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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